EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated September 15, 2016, relating to the consolidated financial statements of Pro-Dex, Inc. included in the Annual Report on Form 10-K of Pro-Dex, Inc. for the year ended June 30, 2016, filed with the Securities and Exchange Commission, and to the reference to our firm under the heading “Experts” in the Prospectus, that is part of this Registration Statement.

/s/ Moss Adams LLP

Irvine, California

December 9, 2016